June 22, 2022

RE: Membership Interest Transfer Agreement

Gentlemen:

Pursuant to the terms and subject to the conditions set forth in this letter agreement (this "**Agreement**"), cbdMD, Inc, a North Carolina corporation (the "**Transferor**"), hereby agrees to sell to the persons listed on the signature pages hereto (each, a "**Transferee**" and collectively, the "**Transferees**") Membership Interests (the "**Membership Interests**") in Adara Sponsor LLC, a Delaware limited liability company (the "**Company**") representing a total of 633,998 Founder Shares Percentage and 1,000,000 Private Placement Warrants Percentage, for the respective purchase prices set forth on Schedule A hereto (the "**Transfer**"), to the persons and in the amounts set forth on Schedule A hereto, for the Purchase Price (as defined below). Capitalized terms used herein and not otherwise defined herein shall have the respective meaning ascribed to such term in the Amended and Restated Limited Liability Operating Agreement of the Company dated as of September 23, 2020, as amended to date (the "**Operating Agreement**").

1. Sale and Purchase of Membership Interests. Transferor hereby agrees to sell to the Transferees, and each Transferee hereby agrees to purchase from Transferor, at the Closing (as defined below), the Membership Interests as set forth on Schedule A hereto, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance ("**Encumbrance**"), in exchange for the Purchase Price.

2. Purchase Price. The purchase price for the Membership Interests (the "**Purchase Price**") shall be payable in cash at the Closing by each Transferee in the amounts set forth beside such Transferee's name on Schedule A hereto, by wire transfer in accordance with the Transferor's wire transfer instructions or by certified check.

3. Closing. The closing of the purchase and sale of the Purchased Interests (the "**Closing**") shall occur on the first business day immediately following the date on which the stockholders of Adara Acquisition Corp., a Delaware corporation ("**SPAC**"), approve an initial business combination of the SPAC (the "**Closing Date**") with Alliance Entertainment, Inc, but no later than February 8, 2023 and subject to Martin Sumichrast entering into an agreement to transfer Membership Interests on substantially comparable terms as those contained herein. The Closing shall take place remotely by the electronic exchange of documents and signatures related to the transactions contemplated hereby at such time as agreed to by the parties.

4. Representations and Warranties of Transferor. Transferor hereby represents and warrants to each Transferee that:

a. **Organization and Authority; Enforceability.** Transferor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Transferor has full power and authority to enter into this Agreement, to carry out its obligations hereunder and to

consummate the transactions contemplated hereby. The execution, delivery and performance by Transferor of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Transferor. This Agreement has been duly executed and delivered by Transferor, and (assuming due authorization, execution and delivery by the Transferees) this Agreement constitutes legal, valid and binding obligations of Transferor, enforceable against Transferor in accordance with their respective terms.

b. **<u>No Conflicts; Consents</u>.** The execution, delivery and performance by Transferor of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Transferor; (b) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Transferor is a party; (c) subject to the consent of the Company, result in any violation, conflict with or constitute a default under the Operating Agreement; or (d) result in the creation or imposition of any Encumbrance on the Membership Interests, except as provided under the Operating Agreement. No consent, approval, waiver or authorization is required to be obtained by Transferor from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Transferor of this Agreement and the consummation of the transactions contemplated hereby, except as provided under the Operating Agreement.

c. **<u>Legal Proceedings</u>.** There is no claim, action, suit, proceeding or governmental investigation or inquiry ("**Action**") of any nature pending or, to Transferor's knowledge, threatened against or by Transferor (a) relating to or affecting the Membership Interests; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

d. **<u>Ownership of Membership Interests</u>.**

   i. Transferor is the sole legal, beneficial, record and equitable owner of the Membership Interests, free and clear of all Encumbrances whatsoever, other than the those set forth in the Operating Agreement.

   ii. To Transferor's knowledge, the Membership Interests were issued in compliance with applicable laws and were not issued in violation of the organizational documents of the Company or any other agreement, arrangement or commitment to which Transferor or the

Company is a party and are not subject to or in violation of any preemptive or similar rights of any person.

iii. Other than the organizational documents of the Company, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests.

5. Representations and Warranties of Transferees. Each Transferee, severally and not jointly, hereby represents and warrants to the Transferor that:

a. **Organization and Authority; Enforceability.** Such Transferee is a natural person or, if an entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Transferee has full power and authority to enter into this Agreement to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Transferee of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Transferee. This Agreement has been duly executed and delivered by such Transferee, and (assuming due authorization, execution and delivery by the Transferor) this Agreement constitutes legal, valid and binding obligations of such Transferee enforceable against such Transferee in accordance with their respective terms.

b. **No Conflicts; Consents.** The execution, delivery and performance by such Transferee of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any of the organizational documents of such Transferee; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Transferee. No consent, approval, waiver or authorization is required to be obtained by such Transferee from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by such Transferee of this Agreement and the consummation of the transactions contemplated hereby.

c. **Investment Purpose.** Such Transferee is acquiring the Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Such Transferee acknowledges that the Membership Interests are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Membership Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Such Transferee is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and such Transferee has no

present intention of selling or otherwise disposing of the Membership Interests in violation of the securities laws of the United States.

d. **Reliance on SEC Reports**. Such Transferee has been provided access to the reports filed by the SPAC via the SEC's public website at www.sec.gov/EDGAR (the "**SEC Reports**"), and acknowledges that it has read and reviewed the SEC Reports and the "Risk Factors" contained therein. Transferee is a sophisticated investor who has such knowledge and experience in financial, tax and other business matters as to enable it to evaluate the merits and risks of, and to make an informed investment decision with respect to, the Membership Interests and this Agreement. The Transferee has relied solely on the SEC Reports in making its decision to purchase the Membership Interests.

6. Miscellaneous.

This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts wholly performed within the borders of such state.

The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows]

Very truly yours,

cbdMD, INC.

By: ______________________
Name: T. RONAN KENNEDY
Title: CFO • COO

Acknowledged and agreed:

ADARA SPONSOR LLC

By: ______________________
Name: Thomas M Finke
Title: Managing Member

TRANSFEREES:

[Blystone + Donaldson, LLC

By: [signature]
Name: W. Tom Donaldson
Title: Managing Partner

[______]

By: [signature]
Name: Thomas Finke
Title:

[______]

By: ____________________
Name:
Title:

[Signature Page to Membership Interest Transfer Agreement]

<u>**Schedule A**</u>

Transferees

Transferee	**Purchase Price**	**Founder Shares Percentage**	**Private Placement Warrants Percentage**
Blystone & Donaldson, LLC	$500,000	316,999	500,000
Thomas Finke	$500,000	316,999	500,000